Back to Form 8-K
Exhibit 99.1

WellCare Announces Five-Year $1.3 Billion
Amended and Restated Credit Agreement

TAMPA, Fla. (July 24, 2018) — WellCare Health Plans, Inc. (“WellCare”) (NYSE: WCG) today announced that it has entered into an Amended and Restated Credit Agreement for its Revolving Credit Facility (“Credit Agreement”). The company plans on using this upsized facility to support its long-term growth plans, including, but not limited to, its pending acquisition of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, LLC (“Meridian”), as well as for general corporate purposes.

The Credit Agreement provides for a $1.3 billion revolving credit facility maturing in July 2023. An expansion feature is included in the Credit Agreement that allows WellCare the opportunity to increase the facility by an additional $500 million. The Credit Agreement contains customary covenants and restrictions that have been improved in order to provide flexibility to support company growth. As of July 23, 2018, there are no borrowings outstanding under the Credit Agreement.

JPMorgan Chase Bank, N.A. acted as the Administrative Agent. SunTrust Bank, Bank of America, N.A., MUFG Bank, LTD., and Wells Fargo Bank, N.A., acted as the Co-Syndication Agents. Goldman Sachs Bank USA and U.S. Bank N.A. acted as the Co-Documentation Agents. JPMorgan Chase Bank, N.A., SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., MUFG Bank, LTD., and Wells Fargo Securities, LLC acted as Joint Bookrunners and Joint Lead Arrangers.

About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.3 million members nationwide as of March 31, 2018. For more information about WellCare, please visit the company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “will,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the use of proceeds of the Credit Agreement, contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as integrating care management, advocating for our members, building advanced relationships with providers and government partners, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, the ability to complete the acquisition of Meridian in a timely manner or at all (which may adversely affect WellCare’s business and the price of the common stock of WellCare), the failure to satisfy the conditions to the consummation of the acquisition (including the receipt of certain governmental and regulatory approvals), the availability of debt and equity financing, any requirements that may be imposed by governmental or regulatory authorities as a condition to approving the acquisition, adjustments to the purchase price, the ability to achieve expected synergies within the expected time frames or at all, the ability to achieve accretion to WellCare’s earnings, revenues or other benefits expected, disruption to business relationships, operating results, and business generally of WellCare and/or Meridian and the ability to retain Meridian employees, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, WellCare’s ability to improve healthcare quality and access, the appropriation and payment by state governments of Medicaid premiums receivable, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, and WellCare’s ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:
Investors:	Media:
Angie McCabe	Chris Curran
813-206-6958	813-206-5428
angie.mccabe@wellcare.com	chris.curran@wellcare.com